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EXHIBIT 21

LIST OF SUBSIDIARIES

  Symyx Technologies, AG., incorporated in Switzerland and doing business under such name.

  Symyx Discovery Tools, Inc., incorporated in California and doing business under such name.

  Symyx Technologies International, Inc., incorporated in Delaware and doing business under such name.

  Symyx IntelliChem, Inc., incorporated in Oregon and doing business under such name.

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  EXHIBIT 21
LIST OF SUBSIDIARIES